Exhibit 99.1
NEWS RELEASE

FOR IMMEDIATE RELEASE

Contact:	William P. Hornby, CPA whornby@century-bank.com

Phone:	781-393-4630

Fax:	781-393-4071
CENTURY BANCORP, INC. REPORTS SECOND QUARTER RESULTS AND
DECLARES QUARTERLY DIVIDEND
Medford, MA, July 10, 2007—Century Bancorp, Inc. (NASDAQ:CNBKA) (www.century-bank.com) (“the Company”) today announced net income of $1,623,000, or $0.29 per share diluted, for the second quarter ended June 30, 2007, compared to net income of $973,000, or $0.18 per share diluted, for the second quarter ended June 30, 2006. Excluded from income for the second quarter of 2006 was approximately $170,000 of Federal Home Loan Bank (FHLB) stock dividend income that was not recorded because the FHLB did not declare a dividend. The dividend was declared during the third quarter of 2006. For the first six months of 2007, net income totaled $2,627,000, or $0.47 per share diluted, compared to net income of $2,403,000, or $0.43 per share diluted, for the same period a year ago. Included in income for 2006 is a pre-tax gain of $600,000 from the sale of the Company’s rights to future royalty payments for a portion of its Merchant Credit Card customer base.
Net interest income totaled $19.0 million for the first six months of 2007 as compared to $18.4 million for the same period in 2006. The 3.2% increase in net interest income for the period is due to an increase of twelve basis points in the net interest margin, from 2.40% on a fully taxable equivalent basis in 2006 to 2.52% on the same basis for 2007. Included in interest income for the six months ended June 30, 2007 is $418,000 of prepayment fees collected on loans as compared to $85,000 for the comparable 2006 period, an increase of $333,000. Prepayment fees amounted to $287,000 and $37,000 for the three months ended June 30, 2007 and 2006, respectively.
At June 30, 2007, total equity was $109.7 million compared to $106.8 million at December 31, 2006. The Company’s equity was increased by earnings less dividends paid as well as an improvement of $1.1 million in the net unrealized loss on the Company’s available-for-sale portfolio. The Company’s leverage ratio stood at 9.12% at June 30, 2007, compared to 8.68% at
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June 30, 2006. Book value as of June 30, 2007 was $19.78 per share compared to $18.66 at June 30, 2006.
The Company’s allowance for loan losses was $9.3 million or 1.29% of loans outstanding at the end of the second quarter of 2007, compared to $9.7 million, or 1.32% of loans outstanding at December 31, 2006 and $9.6 million or 1.28% at June 30, 2006. Non-performing assets totaled $1.5 million at June 30, 2007, compared to $135,000 at December 31, 2006 and $289,000 at June 30, 2006.
The Company’s Board of Directors voted a regular quarterly dividend of 12.00 cents ($0.12) per share on the Company’s Class A common stock, and 6.00 cents ($0.06) per share on the Company’s Class B common stock. The dividends were declared payable August 15, 2007 to stockholders of record on August 1, 2007.
The Company, through its subsidiary bank, Century Bank and Trust Company, a state chartered full service commercial bank, operating twenty-two full-service branches in the Greater Boston area, offers a full range of Business, Personal and Institutional Services.
Century Bank and Trust Company is a member of the FDIC and is an Equal Housing Lender.
This press release contains certain “forward-looking statements” with respect to the financial condition, results of operations and business of the Company. Actual results may differ from those contemplated by these statements. The Company wishes to caution readers not to place undue reliance on any forward-looking statements. The Company disclaims any intent or obligation to update publicly any such forward-looking statements, whether in response to new information, future events or otherwise.

Century Bancorp, Inc. and Subsidiaries
Consolidated Comparative Statements of Condition (unaudited)
(in thousands)

	June 30,	December 31,
Assets	2007	2006
Cash and Due From Banks	$44,366	$60,465
Federal Funds Sold and Interest-bearing Deposits In Other Banks	63,115	99,203

Securities Available-For-Sale (AFS)	367,022	415,481

Securities Held-to-Maturity	256,741	265,712

Loans:
Commercial & Industrial	126,445	117,497
Construction & Land Development	55,082	49,709
Revenue Bonds	5,317	3,340
Commercial Real Estate	292,926	323,700
Residential Real Estate	168,317	167,946
Consumer and Other	14,065	11,201
Home Equity	60,081	63,380

Total Loans	722,233	736,773
Less: Allowance for Loan Losses	9,314	9,713

Net Loans	712,919	727,060

Bank Premises and Equipment	23,224	22,955
Accrued Interest Receivable	6,959	7,372
Goodwill	2,714	2,714
Core Deposit Intangible	1,865	2,059
Other Assets	44,035	41,269

Total Assets	$1,522,960	$1,644,290

Liabilities
Demand Deposits	$269,394	$283,449

Interest Bearing Deposits:
Savings and NOW Deposits	280,663	274,231
Money Market Accounts	270,590	301,188
Time Deposits	313,407	410,097

Total Interest Bearing	864,660	985,516

Total Deposits	1,134,054	1,268,965

Borrowed Funds:
Securities Sold Under Agreements to Repurchase	85,590	86,960
Other Borrowed Funds and Subordinated Debentures	135,183	123,023

Total Borrowed Funds	220,773	209,983

Other Liabilities	22,400	22,441
Subordinated Debentures	36,083	36,083

Total Liabilities	1,413,310	1,537,472

Total Stockholders’ Equity	109,650	106,818

Total Liabilities & Stockholders’ Equity	$1,522,960	$1,644,290

Century Bancorp, Inc. and Subsidiaries
Consolidated Comparative Statements of Income (unaudited)
For the Quarter and Year-to-date periods ending
June 30, 2007 and 2006 (in thousands)

	Quarter		Year-to-date
	2007	2006	2007	2006
Interest Income:
Loans	$13,132	$12,912	$26,103	$24,847
Securities Held-to-Maturity	2,350	2,555	4,746	5,168
Securities Available-for-Sale	3,451	4,215	7,003	8,824
Federal Funds Sold and Interest-bearing Deposits In Other Banks	1,904	51	3,731	81

Total Interest Income	20,837	19,733	41,583	38,920

Interest Expense:
Savings and NOW Deposits	1,590	1,159	3,182	2,082
Money Market Accounts	2,436	2,361	4,822	4,139
Time Deposits	4,047	3,731	8,657	6,912
Securities Sold Under Agreements to Repurchase	771	785	1,544	1,200
Other Borrowed Funds and Subordinated Debentures	2,204	2,620	4,387	6,183

Total Interest Expense	11,048	10,656	22,592	20,516

Net Interest Income	9,789	9,077	18,991	18,404

Provision For Loan Losses	300	225	600	375

Net Interest Income After Provision for Loan Losses	9,489	8,852	18,391	18,029

Other Operating Income
Service Charges on Deposit Accounts	1,863	1,702	3,649	3,218
Lockbox Fees	823	762	1,557	1,437
Brokerage Commissions	37	30	61	78
Other Income	369	279	674	1,167

Total Other Operating Income	3,092	2,773	5,941	5,900

Operating Expenses
Salaries and Employee Benefits	6,287	6,001	12,500	12,249
Occupancy	918	921	1,914	1,966
Equipment	773	785	1,506	1,520
Other	2,269	2,418	4,629	4,555

Total Operating Expenses	10,247	10,125	20,549	20,290

Income Before Income Taxes	2,334	1,500	3,783	3,639

Income Tax Expense	711	527	1,156	1,236

Net Income	$1,623	$973	$2,627	$2,403

Century Bancorp, Inc. and Subsidiaries
Consolidated Year-to-Date Average Comparative Statements of Condition (unaudited)
(in thousands)

	June 30,	June 30,
Assets	2007	2006
Cash and Due From Banks	$58,447	$57,413
Federal Funds Sold and Interest-Bearing Deposits in Other Banks	142,886	3,616

Securities Available-For-Sale (AFS)	380,716	526,206
Securities Held-to-Maturity	261,474	281,173

Total Loans	719,945	717,833
Less: Allowance for Loan Losses	9,793	9,453

Net Loans	710,152	708,380

Unrealized Loss an Securities Available-For-Sale	(6,668)	(14,640)
Bank Premises and Equipment	23,162	24,653
Accrued Interest Receivable	6,977	7,575
Goodwill	2,714	2,714
Core Deposit Intangible	1,970	2,359
Other Assets	42,555	40,572

Total Assets	$1,624,385	$1,640,021

Liabilities
Demand Deposits	$278,371	$281,730

Interest Bearing Deposits:
Savings and NOW Deposits	308,314	284,437
Money Market Accounts	297,938	317,309
Time Deposits	367,396	334,034

Total Interest Bearing	973,648	935,780

Total Deposits	1,252,019	1,217,510

Borrowed Funds:
Securities Sold Under Agreements to Repurchase	83,599	65,288
Other Borrowed Funds	120,731	198,365

Total Borrowed Funds	204,330	263,653

Other Liabilities	23,338	19,069
Subordinated Debentures	36,083	36,083

Total Liabilities	1,515,770	1,536,315

Total Stockholders’ Equity	108,615	103,706

Total Liabilities & Stockholders’ Equity	$1,624,385	$1,640,021

Total Average Earning Assets — QTD	$1,483,675	$1,530,621

Total Average Earning Assets — YTD	$1,505,021	$1,528,828

Century Bancorp, Inc. and Subsidiaries
Consolidated Selected Key Financial Information (unaudited)
(in thousands, except share data)

	June 30,	June 30,
	2007	2006
Performance Measures:

Earnings per average share, basic, quarter	$0.29	$0.18
Earnings per average share, diluted, quarter	$0.29	$0.18
Earnings per average share, basic, year-to-date	$0.47	$0.43
Earnings per average share, diluted, year-to-date	$0.47	$0.43
Return on average assets, year-to-date	0.33%	0.30%
Return on average stockholders’ equity, year-to-date	4.88%	4.67%
Net interest margin (taxable equivalent), quarter	2.64%	2.38%
Net interest margin (taxable equivalent), year-to-date	2.52%	2.40%
Efficiency ratio, year-to-date	82.3%	83.5%
Book value per share	$19.78	$18.66
Tangible book value per share	$18.96	$17.76
Tangible capital / tangible assets	6.92%	5.95%

Common Share Data:
Average shares outstanding, basic, quarter	5,542,304	5,541,088
Average shares outstanding, basic, year-to-date	5,541,768	5,540,807
Average shares outstanding, diluted, quarter	5,548,105	5,550,784
Average shares outstanding, diluted, year-to-date	5,549,651	5,551,746

Shares outstanding Class A	3,513,704	3,483,638
Shares outstanding Class B	2,028,600	2,057,450

Total shares outstanding at period end	5,542,304	5,541,088

Assets Quality and Other Data:

Allowance for loan losses / loans	1.29%	1.28%
Nonaccrual loans	$1,454	$289
Nonperforming assets	$1,454	$289
Loans 90 days past due and still accruing	$0	$4,163
Net charge-offs (recoveries), year-to-date	$999	$164

Leverage ratio	9.12%	8.68%
Tier 1 risk weighted capital ratio	16.50%	15.31%
Total risk weighted capital ratio	17.55%	16.34%
Total risk weighted assets	$885,536	$933,270